UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 23, 2025
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, Nicolas Young provided notice of his resignation as President and Chief Operating Officer of the Company’s subsidiary Newtek Bank, N.A. (the “Bank”), effective May 16, 2025. The Bank has appointed Peter Downs (60), the Company’s and Bank’s Chief Lending Officer, as President of the Bank, effective April 22, 2025; Mr. Young will remain employed by the Bank through May 16, 2025, to assist in the transition. Mr. Downs has served as Company’s and Bank’s Chief Lending Officer since January 2023, and President of Newtek Small Business Finance, LLC, the Company’s wholly owned non-bank U.S. Small Business Administration (“SBA”) 7(a) lending subsidiary since 2003. Mr. Downs has been a member of the board of directors of the Company since 2014 and a member of the board of directors of the Bank since January 2023. Mr. Downs has had primary responsibility for the development of the Company’s and Bank’s lending policies and procedures, loan portfolios, loan origination platform and marketing of lending products. Prior to joining the Company in 2003, Mr. Downs spent sixteen years in various small business lending roles within the banking industry, including running Citibank’s SBA lending portfolio in New York, and eventually being named the National Director of SBA lending, after which he was responsible for coordinating Citibank’s SBA underwriting and sales efforts in all Citibank markets across the country. From 1990 to 2001, he was employed with European American Bank (EAB), where he held various positions including New Business Development Officer for Small Business Lending and Group Manager of Retail Small Business Lending which encompassed the underwriting and servicing of the bank’s small business loan portfolio. In addition to his banking experience, he has been involved in several non-profit small business advisory boards, and has been a member of the National Association of Government Guaranteed Lenders (NAGGL) Regional Technical Issues Committee.

The Bank has entered into an employment agreement with Mr. Downs effective as of April 22, 2025 (the “Downs Employment Agreement”) to be employed as the Bank’s President. Under the Downs Employment Agreement, Mr. Downs is entitled to a set annual base compensation in the amount of $750,000 and is entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave. The Downs Employment Agreement also provides for a severance payment in the case of Mr. Downs: (i) being terminated without Just Cause or (ii) resigning with Good Reason (each as defined in the Downs Employment Agreement). The Bank agrees to indemnify Mr. Downs, to the extent permitted by the Bank’s bylaws, for any and all loss, expenses, or liability that he may incur as a result of his services for the Bank. In addition, Mr. Downs has entered into change in control agreement with the Bank (the “Downs Change in Control Agreement”), which provides for a severance payment equal to 1.15 times his annual base compensation in effect at the time of termination plus the prior year’s cash bonus.

Also, effective April 22, 2025, the Company has named Frank DeMaria (36) as Chief Financial Officer of the Company. The Company’s and Bank’s current Chief Financial Officer, M. Scott Price, will maintain his role as Chief Financial Officer of the Bank, focusing on developing and executing the Bank's financial strategy. Mr. DeMaria has served as the Company’s and Bank’s Chief Accounting Officer since March 2024, and joined the Company in May 2023, as the Company’s and Bank’s Senior Vice President of Finance and Accounting. Prior to joining the Company, Mr. DeMaria served as Senior Vice President and Controller of Flagstar Bank, N.A. In addition, Mr. DeMaria previously served as Senior Vice President, Chief Accounting Officer and Principal Accounting Officer of Amalgamated Financial Corp. from July 2021 to October 2022. Mr. DeMaria began his career with KPMG LLP, Audit Financial Services, in October 2012, holding various roles including Senior Manager from October 2019 to July 2021. Mr. DeMaria holds a Master of Business Administration for Accountants and a Bachelor of Science in Accounting from Marist University. Mr. DeMaria is a Certified Public Accountant in the state of New York.

The Company has entered into an employment agreement with Mr. DeMaria effective as of April 22, 2025 (the “DeMaria Employment Agreement”) to be employed as the Company’s EVP, Chief Financial Officer. Generally, under the DeMaria Employment Agreement, Mr. DeMaria is entitled to a set annual base compensation in the amount of $433,000 and is entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave. The DeMaria Employment Agreement also provides for a severance payment in the case of Mr. DeMaria: (i) being terminated without Just Cause or (ii) resigning with Good Reason (each as defined in the DeMaria Employment Agreement). The Company agrees to indemnify Mr. DeMaria, to the extent permitted by the Company’s bylaws, for any and all loss, expenses, or liability that he may incur as a result of his services for the Company. In addition, Mr. DeMaria has entered into a change in control agreement with the Company, which provide for a severance payment equal to 1.15 times his annual base compensation in effect at the time of termination (the “DeMaria Change in Control Agreement”).

In addition, on April 21, 2025, the Company renewed, for an additional one-year term, the employment agreement with Michael A. Schwartz, Chief Legal Officer and Corporate Secretary (the “Schwartz Employment Agreement”). In connection with such renewal, Mr. Schwartz is entitled to annual base compensation in the amount of $625,000. The other terms and conditions of Mr. Schwartz’ employment agreement, which is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, remain unchanged.

The foregoing description of the terms of the Downs Employment Agreement, the DeMaria Employment Agreement and the Schwartz Employment Agreement does not purport to be complete and is qualified in its entirety by the terms of the respective Employment Agreements, which will be filed as exhibits in the Company’s next Quarterly Report on Form 10-Q, and the terms of the respective Change in Control Agreements, a form of which has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: April 23, 2025	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board